UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iRobot Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 16, 2016, iRobot Corporation mailed the following letter to its shareholders:

May 16, 2016

Dear Fellow Shareholder:

Our 2016 Annual Meeting of Stockholders is less than ten days away. At this year’s meeting, stockholders will be faced with a choice. There are only two board seats to fill and there are four candidates.

The Board has nominated two technology professionals — Mohamad Ali and Michael Bell — who were just recently added to the Board. We believe they bring critical skills and expertise; indeed, they were chosen for our Board after an extensive national search precisely because they best filled important gaps in our Board’s skills matrix.

Red Mountain Capital, an iRobot investor, is attempting to remove these two directors and replace them with a hedge fund manager and a former household products executive.

I strongly believe the substitution of Red Mountain’s dissident nominees for Mr. Ali and Mr. Bell would materially harm our chances of continuing to lead the competition in our existing markets and to expand successfully into the growth areas that we believe will be a source of additional, future value creation for shareholders. Simply put: We need Mr. Ali and Mr. Bell.

During this campaign, it has become clear that the Company’s Board and Red Mountain disagree about several things. But one thing we cannot disagree about is that none of the four candidates has had much involvement in iRobot’s past. Mr. Ali and Mr. Bell have each been on our Board for less than one year. In any event, this election is about iRobot’s future.

I think it is clear that the Board’s two candidates can best assist us in growing the Company. Uniquely, they can help us evaluate technologies and remain disciplined in allocating capital to complex technology R&D projects; help us stay ahead of the competition through innovation, connectivity, and partnerships; help us develop sound product and market roadmaps; help assess our sourcing and manufacturing plans; help build alliances with other connected home market participants; and ensure we remain abreast of technology and market developments and opportunities.

That is not to say that Red Mountain’s candidates are not accomplished professionals. However, I believe our Board already has the expertise they offer: many of our directors have consumer goods backgrounds and expertise in capital allocation.

I believe it is critical we preserve Mr. Ali and Mr. Bell in their directorships so the Company has the benefit of their unique technology and product development backgrounds as we expand our sights and further grow iRobot. They are the candidates most able to de-risk our future and ensure we achieve our growth potential.

I encourage you to make the choice that I have made: please vote for Mr. Ali and Mr. Bell on the WHITE proxy card.

Sincerely,

Colin Angle

Chairman and Chief Executive Officer

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 717.3929

Banks and Brokers Call Collect: (212) 750.5833

Important Stockholder Information

iRobot Corporation (“iRobot”, or the “Company”) will hold its 2016 Annual Meeting of stockholders on May 25, 2016. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and form of WHITE proxy card in connection with the 2016 Annual Meeting. The definitive proxy statement contains important information about the Company, the 2016 Annual Meeting and related matters.

COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the 2016 Annual Meeting. Information regarding the Company’s directors and executive officers is contained in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2016, and definitive proxy statement filed with the SEC on March 29, 2016.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Forward-Looking Statements

Certain statements made in this communication that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. This communication contains express or implied forward-looking statements relating to, among other things, the impact of our strategic actions to enhance stockholder value. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to enhance stockholder value through our strategic actions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this communication, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the SEC.